UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2022

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 300,

Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2022, Trinseo PLC (the “Company”) announced that Andre Lanning had been appointed as Senior Vice President and Chief Commercial Officer, effective as of March 1, 2022. Mr. Lanning, age 56, has served as the Company’s Senior Vice President of Strategy, Corporate Development & Marketing Communications since May 2020. Previously, Mr. Lanning served as Global Business Director for Trinseo’s Synthetic Rubber Business, starting in November 2019. Prior to joining the Company, Mr. Lanning served as Managing Director/CEO of Advanced Refining Technologies (ART) Hydroprocessing, a joint venture between WR Grace and Chevron since 2015. Mr. Lanning has held several other senior business leadership roles throughout his career including in the pulp & paper, fertilizer, and refining catalyst sectors.

In connection with this appointment, Mr. Lanning entered into an amendment, dated February 17, 2022 (the “Agreement”), to his amended and restated employment agreement dated October 1, 2021, with the Company’s subsidiary, Trinseo Europe GmbH. Pursuant to the terms of the Agreement, Mr. Lanning is entitled to a base salary of CHF 480,000, which will be reviewed annually and may be increased above, but not below, the prior annual amount. Mr. Lanning is also entitled to participate in the Company’s annual performance award cash bonus, for which his target amount shall equal 60% of his base salary for the respective calendar year. Additionally, Mr. Lanning is entitled to an annual equity award in 2022 having a grant date fair value equal to 140% of his base salary for the respective calendar year. Annual equity awards will be on the same terms and conditions provided to the Company’s similarly situated senior executives and future annual awards will be in amounts determined by the Company in accordance with its long-term incentive plan. The remainder of the terms of Mr. Lanning’s employment agreement, including termination and severance provisions, remain unchanged.

The foregoing summary of the amendment to the employment agreement with Mr. Lanning is supplemented and qualified in all respects by reference to the full terms of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference. A copy of the press release announcing Mr. Lanning’s appointment is furnished as Exhibit 99.1 hereto.

There are no arrangements or understandings between Mr. Lanning and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Lanning and any of the Company’s directors or executive officers. Mr. Lanning has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Exhibits.

Exhibit Number	Description
10.1	Amendment, dated February 17, 2022, to the Employment Agreement between Trinseo Europe GmbH and Andre Lanning dated October 1, 2021
99.1	Press Release dated February 21, 2022
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Executive Vice President and Chief Financial Officer

Date: February 23, 2022